EXHIBIT 3(i)(a)


           CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
               SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR
                  RESTRICTIONS THEREOF, OF SERIES D CONVERTIBLE
                                 PREFERRED STOCK

                                       OF

                                 U S WEST, INC.


                              ---------------------


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                              ---------------------


            U S WEST, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation at a meeting duly held on November 8, 1996.

            RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Section 3 of Article V of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and Section 151(g) of the General Corporation Law of the State of Delaware, such Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

            The series of Preferred Stock hereby established shall consist of 20,000,000 shares designated as Series D Convertible Preferred Stock. The rights, preferences and limitations of such series shall be as follows:

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            1. Definitions. Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in Section 2.6 of Article V of the Certificate of Incorporation and the following terms shall have the indicated meanings:

                  1.1 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                  1.2 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to the Corporation, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

                  1.3 "Certificate" shall mean the certificate of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of Series D Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware.

                  1.4 "Closing Price" shall mean the last reported sale price of the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible), regular way, as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Media Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Media Stock (or such other class or series of common stock), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by Nasdaq.


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                  1.5 "Communications Stock" shall mean the class of U S WEST
Communications Group Common Stock, par value $.01 per share, of the Corporation or any other class of stock resulting from (x) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (y) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares.

                  1.6 "Conversion Date" shall have the meaning set forth in
Section 3.5.

                  1.7 "Conversion Price" shall have the meaning set forth in
Section 3.1 hereof.

                  1.8 "Conversion Rate" shall have the meaning set forth in
Section 3.1 hereof.

                  1.9 "Converting Holder" shall have the meaning set forth in
Section 3.5 hereof.

                  1.10 "Current Market Price" on any applicable record date, Conversion Date or Redemption Date referred to in Section 3 or Section 4 shall mean the average of the daily Closing Prices per share of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for the ten (10) consecutive Trading Days ending on the third Trading Day immediately preceding such record date, Conversion Date or Redemption Date.

                  1.11 "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

                  1.12 "Effective Time" shall mean the effective time of the Merger.

                  1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  1.14 "Exchange Rate" for each share of this Series called for exchange shall be a number of shares of Media Stock (or such other class or series of common stock

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into which shares of this Series are then convertible) equal to the quotient of
(x) the sum of (I) the Liquidation Value plus (II) the amount of accrued and unpaid dividends on such share of Series D Stock to the Redemption Date divided by (y) the product of (I) .95 multiplied by (II) the Current Market Price on the Redemption Date.

                  1.15 "Extraordinary Cash Distributions" shall mean, with respect to any consecutive 12-month period, all cash dividends and cash distributions on the outstanding shares of Media Stock during such period (other than cash dividends or cash distributions for which a prior adjustment to the Conversion Rate was previously made) to the extent such cash dividends and cash distributions exceed, on a per share of Media Stock basis, 10% of the average daily Closing Price of the Media Stock over such period.

                  1.16 "Junior Stock" shall mean the Media Stock, the Communications Stock and the shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series D Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

                  1.17 "Liquidation Value" shall have the meaning set forth in
Section 6.2 hereof.

                  1.18 "Media Group Disposition Redemption" shall have the meaning set forth in Section 4.1 hereof.

                  1.19 "Media Group Disposition Dividend" shall have the meaning set forth in Section 4.1 hereof.

                  1.20 "Media Group Special Dividend" shall have the meaning set forth in Section 4.1 hereof.

                  1.21 "Media Group Special Events" shall have the meaning set forth in Section 4.1 hereof.

                  1.22 "Media Group Subsidiary Redemption" shall have the meaning set forth in Section 4.1 hereof.


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                  1.23 "Media Stock" shall mean the class of U S WEST Media
Group Common Stock, par value $.01 per share, of the Corporation or any other class of stock resulting from (x) successive changes or reclassifications of such stock consisting solely of changes in par value, or from par value to no par value or (y) a subdivision or combination, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares.

                  1.24 "Media Group Tender or Exchange Offer" shall have the meaning set forth in Section 4.1 hereof.

                  1.25 "Merger" shall mean either (i) the merger of Continental Cablevision, Inc., a Delaware corporation, with and into Continental Cablevision, Inc. or (ii) the merger of Continental Merger Corporation, a Delaware corporation, with and into the Corporation, pursuant to the terms of the Merger Agreement.

                  1.26 "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 27, 1996, as amended and restated as of June 27, 1996 and as further amended as of October 7, 1996, among the Corporation, Continental Merger Corporation, a Delaware corporation, and Continental Cablevision, Inc., a Delaware corporation.

                  1.27 "Nasdaq" shall mean the Nasdaq National Market.

                  1.28 "NYSE" shall mean the New York Stock Exchange, Inc.

                  1.29 "Parity Stock" shall mean the Series A Stock, the Series B Stock, the Series C Stock and the shares of any other class or series of stock of the Corporation (other than Junior Stock) which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series D Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on

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such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series D Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock" shall be deemed to refer (i) in
Section 6 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and (ii) in Sections 5.1 and 5.2 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series D Stock.

                  1.30 "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

                  1.31 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

                  1.32 "Record Date" shall have the meaning set forth in Section
2.1 hereof.

                  1.33 "Redemption Date" shall mean the date on which the Corporation shall effect the redemption or exchange of all or any part of the outstanding shares of this Series pursuant to Section 4.1.

                  1.34 "Redemption Price" for each share of this Series called for redemption shall be equal to the sum of (x) the Liquidation Value plus (y) an amount equal to the accrued and unpaid dividends on such share of Series D Stock to the Redemption Date.

                  1.35 "Redemption Rescission Event" shall mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Media Stock

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(or such other class or series of common stock into which shares of this Series are then convertible) are registered and listed for trading (or, if shares of Media Stock (or such other class or series of common stock) are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6 1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies (or any successor index published by Dow Jones & Company, Inc. or Standard & Poor's Corporation) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption or exchange of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the Redemption Date or (ii) an amount in excess of 15% (or, if the time and date fixed for redemption or exchange is more than 15 days following the date on which notice of redemption or exchange is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption or exchange is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the Redemption Date, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Corporation could have a material adverse effect on the market for the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible).

                  1.36 "Rescission Date" shall have the meaning set forth in
Section 4.5 hereof.

                  1.37 "Senior Stock" shall mean the shares of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series D Stock in respect of


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the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

                  1.38 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Junior Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                  1.39 "Series B Stock" shall mean the series of Preferred Stock authorized and designated as Series B Junior Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                  1.40 "Series C Stock" shall mean the series of Preferred Stock authorized and designated as Series C Cumulative Redeemable Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                  1.41 "Series D Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as the Series D Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

                  1.42 "Surrendered Shares" shall have the meaning set forth in
Section 3.5 hereof.

                  1.43 "Trading Day" shall mean, so long as the Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Media Stock (or such other class or series of common stock) is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Media Stock (or such other class or series of common stock) is listed is open for the transaction of business, or, if the Media Stock (or such other class or series of common stock) is not so listed or admitted for trading on any national securities exchange, a day on which Nasdaq is open for the transaction of business.



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
            2.    Dividends.

                  2.1 The holders of the outstanding Series D Stock shall be entitled to receive dividends, as and when declared by the Board of Directors out of funds legally available therefor, and any dividends declared by the Board of Directors out of funds legally available therefor in accordance with Section 3.6(d). Each dividend shall be at the annual rate equal to _.___% per share of Series D Stock (which is equivalent to $0.____ quarterly and $_.____ annually per share). All dividends shall be payable in cash on or about the first day of February, May, August and November in each year, beginning on the first such date that is more than 15 days after the Effective Time, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Dividend Payment Date"), to the holders of record of Series D Stock at the close of business on or about the 15th day of the month next preceding such first day of February, May, August and November, as the case may be, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). Such dividends shall accrue on each share cumulatively on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not earned or declared, from and after the day immediately succeeding the Effective Time and any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the day immediately succeeding the Effective Time. The per share dividend amount payable to each holder of record of Series D Stock on any Dividend Payment Date shall be rounded to the nearest cent. The dividend rate per share of this Series shall be appropriately adjusted from time to time to reflect any split or combination of the shares of this Series.

                  2.2 Except as hereinafter provided in this Section 2.2 and except for redemptions by the Corporation pursuant to Sections 4.1(b), 4.1(c) or 4.1(d), unless all dividends on the outstanding shares of Series D Stock and any Parity Stock that shall have accrued through any prior Dividend Payment Date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity

Stock, and no shares of Series D Stock, Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series D Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of this Series and any Parity Stock, all dividends declared upon shares of this Series and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and all such Parity Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

            3.    Conversion Rights.

                  3.1 (a) Subject to Section 3.1(b), each holder of a share of this Series shall have the right at any time to convert such share into a number of shares of Media Stock equal to 1.905 shares of Media Stock for each share of this Series, subject to adjustment as provided in this Section 3 (such rate, as so adjusted from time to time, is herein called the "Conversion Rate"; and the "Conversion Price" at any time shall mean the Liquidation Value per share divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent)).

                  (b) The right of a holder of a share of this Series called for redemption or exchange pursuant to Sections 4.1(a) or 4.1(c) to convert such share into Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price or Exchange Rate or, in the case of a redemption or exchange pursuant to Section 4.1(a), the Corporation exercises its right to rescind such redemption or exchange pursuant to Section 4.5, in which case such right of conversion shall not terminate at the close of business on such date. The right of a holder of a share of this Series called for redemption pursuant to Section 4.1(b): (i) in connection with a Media Group



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Subsidiary Redemption, a Media Group Tender or Exchange Offer or a Media Group
Disposition Redemption involving a Disposition of all (not merely substantially all) of the properties and assets attributed to the Media Group, to convert such share into Media Stock pursuant to Section 3.1(a) shall terminate at the close of business on the Redemption Date; (ii) in connection with a Media Group Disposition Dividend or Media Group Special Dividend, to convert such share into Media Stock pursuant to Section 3.1(a) shall terminate at the close of business on the record date for determining holders entitled to receive such dividend; and (iii) in connection with a Media Group Disposition Redemption involving a Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group, to convert such share into Media Stock shall terminate at the close of business on the date on which shares of Media Stock are selected to be redeemed in such Media Group Disposition Redemption, unless, in any of the foregoing cases, the Corporation defaults in the payment of the Redemption Price or the conditions to such redemption set forth in the last sentence of Section 4.1(b) shall not have been satisfied, in which event such right of conversion shall not terminate at the close of business on such date. In the event the Corporation converts all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization), the right of a holder of a share of this Series called for redemption pursuant to Section 4.1(d) in connection with an event substantially similar to a Media Group Special Event to convert such share into Communications Stock (or such other class or series of common stock) shall terminate on a date comparable to the date specified in the preceding sentence with respect to a Media Group Special Event substantially similar to such event.

                  3.2 If any shares of this Series are surrendered for conversion subsequent to the Record Date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption or exchange on a Redemption Date between such Record Date and Dividend Payment Date and with respect to which such redemption or exchange has not been rescinded), the



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registered holder of such shares at the close of business on such Record Date shall be entitled to receive the dividend, if any, payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section 3.2, no adjustments in respect of payments of dividends on shares surrendered for conversion or any dividend on the Media Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

                  3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Media Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall, subject to Section 3.6(g), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Media Stock on the last Trading Day prior to the date of conversion.

                  3.4 Any holder of shares of this Series electing to convert such shares into Media Stock shall surrender the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place in the United States as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable and in any event within five Trading Days (subject to Section 3.6(g)) after such surrender of certificates for shares of this Series, accompanied by the written notice above prescribed issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, (i) certificates representing the number of shares of Media Stock to which such holder is entitled upon such conversion and (ii) if less than the full number of shares of this Series represented by such certificate or certificates is being converted, a new certificate of like tenor representing the shares of this Series not converted.

                  3.5 Conversion shall be deemed to have been made immediately prior to the close of business as of the date that certificates for the shares of this Series to be



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converted, and the written notice prescribed in Section 3.4, are received by the transfer agent or agents for this Series (such date being referred to herein as the "Conversion Date"). The Person entitled to receive the Media Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Media Stock as of the close of business on the Conversion Date and such conversion shall be at the Conversion Rate in effect on such date. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall have rescinded a redemption or exchange of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice of the redemption or exchange shall have been given but prior to the later of (a) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption or exchange shall have been made and (b) the date which is three Trading Days following the mailing of the notice of rescission required by Section 4.5 (a "Converting Holder") may rescind the conversion of such shares surrendered for conversion by
(i) properly completing a form prescribed by the Corporation and mailed to holders of shares of this Series (including Converting Holders) with the Corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the Corporation no later than the close of business on that date which is fifteen (15) Trading Days following the date of the mailing of the Corporation's notice of rescission. The delivery of such form by a Converting Holder shall be accompanied by (x) any certificates representing shares of Media Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded by the proper delivery of such form (the "Surrendered Shares"), (y) any securities, evidences of indebtedness or assets (other than cash) distributed by the Corporation to such Converting Holder by reason of such Converting Holder's being a record holder of the Surrendered Shares and (z) payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the sum of (I) any cash such Converting



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Holder may have received in lieu of the issuance of fractional shares upon conversion and (II) any cash paid or payable by the Corporation to such Converting Holder by reason of such Converting Holder being a record holder of the Surrendered Shares. Upon receipt by the Corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the Corporation as set forth above, the Corporation shall instruct the transfer agent or agents for shares of Media Stock and shares of this Series to cancel any certificates representing the Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the Corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall, notwithstanding their surrender for conversion, be deemed to have been outstanding at all times). The Corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares of this Series during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any form submitted to the Corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Corporation, whose good faith determination shall be final and binding. The Corporation shall not be required to deliver certificates for shares of Media Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose (but not for a period in excess of two Trading Days) or during any period commencing at a Redemption Rescission Event and ending at either (i) the time and date at which the Corporation's right of rescission shall expire pursuant to Section 4.5 if the Corporation shall not have exercised such right or (ii) the close of business on that day which is fifteen (15) Trading Days following the date of the mailing of a notice of rescission pursuant to Section 4.5 if the Corporation shall have exercised such right of rescission, but certificates for shares of Media Stock shall



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be delivered as soon as practicable after the opening of such books or the expiration of such period.

                  3.6 The Conversion Rate shall be adjusted from time to time as follows for events occurring after the Effective Time:

                  (a) In case the Corporation shall, at any time or from time to time, (i) pay a dividend or make a distribution in shares of Media Stock,
      (ii) combine the outstanding shares of Media Stock into a smaller number of shares, or (iii) subdivide or reclassify the outstanding shares of Media Stock, then the Conversion Rate in effect immediately before such action shall be adjusted so that immediately following such event the holders of the Series D Stock shall be entitled to receive upon conversion thereof the kind and amount of shares of capital stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series D Stock had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 3.6(a) shall become effective immediately after the opening of business on the day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification. For the purposes of this
      Section 3.6(a), if holders of Media Stock are entitled to elect the kind or amount of securities receivable upon the payment of any such divided, subdivision, combination or reclassification, each holder of Series D Stock shall be deemed to have failed to exercise any such right of election (provided that if the kind or amount of securities receivable upon such dividend, distribution, subdivision, combination or reclassification is not the same for each nonelecting share, then the kind and amount of securities receivable upon such dividend, distribution, subdivision, combination or reclassification for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

                  (b) If the Corporation shall issue rights, warrants or options to all holders of Media Stock entitling them (for a period not exceeding 45 days from the record date referred to below) to subscribe for or purchase shares of Media Stock at a price per share less than the Current Market Price (determined as of the record date for the determination of stockholders entitled to receive such rights, warrants or options), then, in any such event, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the opening of business on such record date by a fraction, the numerator of which shall be the number of shares of Media Stock outstanding on such record date plus the maximum number of additional shares of Media Stock offered for subscription pursuant to such rights, warrants or options, and the denominator of which shall be the number of shares of Media Stock outstanding on such record date plus the maximum number of additional shares of Media Stock which the aggregate offering price of the maximum number of shares of Media Stock so offered for subscription or purchase pursuant to such rights, warrants or options would purchase at such Current Market Price (determined by multiplying such maximum number of shares by the exercise price of such rights, warrants or options (plus any other consideration received by the Corporation upon the issuance or exercise of such rights, warrants or options) and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such rights, warrants or options. To the extent that shares of Media Stock are not delivered after the expiration of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the record date for the determination of stockholders entitled to receive such rights, warrants or options been made upon the basis of delivery of only the number of shares of Media Stock actually delivered and the amount actually paid therefor. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Media Stock at a price per share less than such Current Market Price, there shall be taken into account any consideration received by the

      Corporation upon issuance and upon exercise of such rights, warrants or options. The value of such consideration, if other than cash, shall be determined by the good faith business judgment of the Board of Directors, whose determination shall be conclusive.

                  (c) If the Corporation shall pay a dividend or make a distribution to all holders of outstanding shares of Media Stock, of capital stock, cash, evidences of its indebtedness or other assets of the Corporation (but excluding (x) any cash dividends or distributions (other than Extraordinary Cash Distributions) and (y) dividends or distributions referred to in Section 3.6(a)), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the opening of business on the record date for the determination of stockholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Current Market Price (determined as of such record date), and the denominator of which shall be such Current Market Price less either (A) the fair market value (as determined by the good faith business judgment of the Board of Directors, whose determination shall be conclusive), as of such record date, of the portion of the capital stock, assets or evidences of indebtedness to be so distributed applicable to one share of Media Stock or (B), if applicable, the amount of the Extraordinary Cash Distribution to be distributed per share of Media Stock. The adjustment pursuant to the foregoing provisions of this Section 3.6(c) shall become effective at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such dividend or distribution.

                  (d) In lieu of making an adjustment to the Conversion Rate pursuant to Sections 3.6(a), 3.6(b) or 3.6(c) above for a dividend or distribution or an issue of rights, warrants or options, the Corporation may distribute out of funds legally available therefor to the holders of shares of this Series, or reserve for distribution out of funds legally available therefor with each share of Media Stock delivered to a person converting a share of this Series pursuant to this Section 3, such dividend or distribution or such rights, warrants or options; provided, however, that in the case of such a reservation, on the date, if any, on which a person converting a share of this Series would no longer be entitled to receive such dividend or distribution or receive or exercise such rights, warrants or options, such dividend or distribution shall be deemed to have occurred, or such rights, warrants or options shall be deemed to have issued, and the Conversion Rate shall be adjusted as provided in Section 3.6(a), 3.6(b) or 3.6(c), as the case may be (with such termination date being the relevant date of determination for purposes of determining the Current Market Price).

                  (e) The Corporation shall be entitled to make such additional increases in the Conversion Rate, in addition to the adjustments required by subsections 3.6(a) through 3.6(c), as shall be determined by the Board of Directors to be necessary in order that any dividend or distribution in Media Stock, any subdivision, reclassification or combination of shares of Media Stock or any issuance of rights or warrants referred to above, shall not be taxable to the holders of Media Stock for United States Federal income tax purposes.

                  (f) To the extent permitted by applicable law, the Corporation may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 Trading Days, the increase is irrevocable during such period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive.

                  (g) In any case in which this Section 3.6 shall require that any adjustment be made effective as of or immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the filing of the statement referred to in Section 3.9(a)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Media Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of Media Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to Section 3.3; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (h) All calculations under this Section 3 shall be made to the nearest cent, one-hundredth of a share or, in the case of the Conversion Rate, one hundred-thousandth. Notwithstanding any other provision of this
      Section 3, the Corporation shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1.00000% of such Conversion Rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.00000% in such rate. Any adjustments under this
      Section 3 shall be made successively whenever an event requiring such an adjustment occurs.

                  (i) If the Corporation shall take a record of the holders of Media Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

                  (j) Subject to Section 3.6(e) hereof, no adjustment shall be made pursuant to this Section 3.6 with respect to any share of Series D Stock that is converted prior to the time such adjustment otherwise would be made.

                  3.7 In case of (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series D Stock which is not converted into the right to receive stock or other securities and property in connection with such transaction shall have the right thereafter, during the period such share shall be convertible, to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. If holders of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are entitled to elect the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance, all adjustments made pursuant to this Section 3.7 shall be based upon (i) the election, if any, made in writing to the Secretary of the Corporation by the record holder of the largest number of shares of Series D Stock prior to the earlier of (x) the last date on which a holder of Media Stock (or such other class or series of common stock) may make such an election and
(y) the date which is five (5) Trading Days prior to the record date for determining the holders of Media Stock (or such other class or series of common stock) entitled to participate in the transaction (or if no such record date is established, the effective date of such transaction) or (ii) if no such election is timely made, an assumption that each holder of Shares of this Series failed to exercise such rights of election (provided that if the kind or amount of securities or other property receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Concurrently with the mailing to holders of Media Stock (or such other class or series of common stock) of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holder in any transaction described in clause (a) or (b) of the first sentence of this Section 3.7, the Corporation shall mail a copy thereof to the holders of shares of the Series D Stock. The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the first sentence of this Section 3.7 unless, prior to the consummation thereof, effective provision shall be made in a certificate or articles of incorporation or other constituent document or written instrument of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, unless, in either case, such entity is a direct or indirect subsidiary of another entity, in which case such provision shall be made in the certificate or articles of incorporation or other constituent document or written instrument of such other entity (any such entity or other entity being the "Surviving Entity") so as to assume the obligation to deliver to each holder of shares of Series D Stock such stock or other securities and property and otherwise give effect to the provisions set forth in this Section
3.7. The provisions of this Section 3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances.

                  3.8 After the date, if any, on which all outstanding shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) are converted into or exchanged for shares of another class or series of common stock of the Corporation, each share of this Series shall thereafter be convertible into or exchangeable for the number of shares of such other class or series of common stock receivable upon such conversion or exchange by a holder of that number of shares or fraction thereof of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) into which one share of this Series was convertible immediately prior to such conversion or exchange. From and after any such conversion or exchange, Conversion Rate adjustments as nearly equivalent as may be practicable to the adjustments pursuant to Sections 3.6 and 3.7 which, prior to such exchange, were made in respect of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) shall instead be made pursuant to such Sections 3.6 and 3.7 in respect of shares of such other class or series of common stock.

                  3.9 (a) Whenever the Conversion Rate is adjusted as provided in this Section 3, the Corporation (or, in the case of Section 3.7, the Corporation or the Surviving Entity, as the case may be, shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the Corporation or the Surviving Entity, as the case may be, stating the adjusted Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Corporation or the Surviving Entity, as the case may be, shall mail a notice thereof to each holder of shares of this Series. Whenever the Conversion Rate is increased pursuant to
Section 3.6(f), such notice shall be mailed to each holder of shares of this Series as promptly as possible after the Corporation shall have determined to effect such increase and, in any event, at least 15 Trading Days prior to the date such increased Conversion Rate takes effect, and such notice shall state such increased Conversion Rate and the period during which it will be in effect. Where appropriate, the notice required by this Section 3.9(a) may be given in advance and included as part of the notice required pursuant to Section 3.9(b) or 3.9(c).

                  (b) Subject to the provisions of Section 3.9(c), if: (i) the Corporation takes any action that would require an adjustment of the Conversion Rate pursuant to Sections 3.6 through 3.8; (ii) there shall be any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or (iii) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation shall, as promptly as possible, but at least 10 Trading Days prior to the record date or other date set for definitive action if there shall be no record date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of outstanding shares of this Series stating the action or event for which such notice is being given and the record date for and the anticipated effective date of such action or event. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the related transaction.

                  (c) If the Corporation intends to convert all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization) (as provided in Section 2.4 of Article V of the Certificate of Incorporation), then the Corporation shall, not later than the 35th Trading Day and not earlier than the 45th Trading Day prior to the date of such conversion, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) a statement that all outstanding shares of Media Stock shall be converted; (2) the date of such conversion; (3) the per share number of shares of Communications Stock (or such other class or series of common stock) to be received with respect to each share of Media Stock, including details as to the calculation thereof; (4) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Communications Stock (or such other class or series of common stock); (5) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price; (6) a statement to the effect that, subject to Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on shares of such Media Stock shall cease to be paid as of the date of such conversion; (7) that a holder of shares of this Series shall be entitled to receive shares of Communications Stock (or such other class or series of common stock) pursuant to such conversion if such holder converts shares of this Series on or prior to the date of such conversion; and (8) a statement as to what such holder will be entitled to receive pursuant to the terms of Section 3.8 if such holder thereafter properly converts shares of this Series. In addition, from and after any conversion of Media Stock effected in accordance with Section 2.4 of Article V of the Certificate of Incorporation, if (x) a class or series of common stock of the Corporation exists in addition to the class or series of common stock into which the Media Stock was converted and (y) the Corporation intends to convert the class or series of common stock into which the Media Stock was converted into another such class or series of common stock of the Corporation, then the Corporation shall give notice comparable to the notice described in the preceding sentence of its intention to effect such a conversion. In the event of any conflict between the notice provisions of this Section 3.9(c) and Section 3.9(b), the notice provisions of this Section 3.9(c) shall govern.

                  3.10 There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 3. If any action or transaction would require adjustment of any Conversion Rate established hereunder pursuant to more than one paragraph of this Section 3, only the adjustment which would result in the largest increase of such Conversion Rate shall be made.

                  3.11 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Media Stock (or, if applicable, any other shares of Capital Stock of the Corporation) as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Media Stock (or such other shares of Capital Stock) at any time; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Media Stock (or such other shares of Capital Stock) that are held in the treasury of the Corporation. All shares of Media Stock (or such other shares of Capital Stock of the Corporation) which shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, the number of shares of Media Stock or any other class or series of common stock of the Corporation at any time outstanding shall not include any shares of Media Stock or such other class or series of common stock then owned or held by or for the account of Corporation or any subsidiary of the Corporation.

                  3.12 If any shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) which would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of (or depositary shares representing fractional interests in) Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Media Stock (or such other class or series of common stock) is listed at the time of such delivery.

                  3.13 The Corporation shall pay any and all issue, stamp, documentation, transfer or other taxes that may be payable in respect of any issue or delivery of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Media Stock (or such other class or series of common stock) in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

            4.    Redemption or Exchange.

                  4.1 (a) Except as provided in Section 4.1(b), the shares of this Series shall not be redeemable by the Corporation prior to the third anniversary of the Effective Time. The Corporation may, at its sole option, subject to Section 2.2 hereof, from time to time on and after the third anniversary of the Effective Time and prior to the fifth anniversary of the Effective Time, exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all or any part of the outstanding shares of this Series at the Exchange Rate; provided, however, that such an exchange may only be effected if the Closing Price shall be greater than the product of (x) the Conversion Price multiplied by (y) 1.35, on 20 of the 30 Trading Days immediately prior to the date of the notice delivered by the Corporation pursuant to Section 4.3(a) to holders of shares of this Series to be exchanged. The Corporation may, at its sole option, subject to Section 2.2 hereof, from time to time on and after the fifth anniversary of the Effective Time, at its election either: (i) redeem, out of funds legally available therefor, all or any part of the outstanding shares of this Series at the Redemption Price; (ii) exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all or any part of the outstanding shares of this Series at the Exchange Rate; or (iii) effect a combination of the options described in the foregoing clauses (i) and (ii) (in which event each holder of shares of this Series which are selected for redemption and exchange pursuant to Section 4.2 shall receive the same proportion of cash and shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) (except for cash paid in lieu of fractional shares) paid to other holders of shares of this Series selected for redemption and exchange).

                  (b) The Corporation shall redeem, out of funds legally available therefor, all of the outstanding shares of this Series, at the Redemption Price, if any of the following events with respect to the Media Group occur (such events being collectively referred to herein as the "Media Group Special Events"):

                  (i) (A) the Corporation redeems all of the outstanding shares of Media Stock in exchange for shares of common stock of the Media Group Subsidiaries as provided in Section 2.4.3 of Article V of the Certificate of Incorporation (the "Media Group Subsidiary Redemption") or (B) following a Disposition of all or substantially all of the properties and assets attributed to the Media Group, the Corporation either (1) pays a dividend on the Media Stock in an amount equal to the product of the Outstanding Media

      Fraction multiplied by the Fair Value of the Net Proceeds of such Disposition as provided in Section 2.4.1(A)(1)(a) of Article V of the Certificate of Incorporation (the "Media Group Disposition Dividend"), or
      (2) redeems shares of Media Stock for an amount equal to the product of the Outstanding Media Fraction multiplied by the Fair Value of the Net Proceeds of such Disposition as provided in Section 2.4.1(A)(1)(b) of
      Article V of the Certificate of Incorporation (the "Media Group Disposition Redemption"); or

                  (ii) the Corporation pays a dividend on, or the Corporation or any of its subsidiaries consummates a tender offer or exchange offer for, shares of Media Stock and the aggregate amount of such dividend or the consideration paid in such tender offer or exchange offer is an amount equal to the Fair Value of all or substantially all of the properties and assets attributed to the Media Group (the "Media Group Special Dividend" or the "Media Group Tender or Exchange Offer", respectively); provided, however, that the calculation of the Fair Value of all or substantially all of the properties and assets attributed to the Media Group shall be made without giving effect to any money borrowed by the Corporation or any of its subsidiaries in connection with such dividend or tender offer or exchange offer, as the case may be.

The Redemption Date for shares of this Series to be redeemed by the Corporation pursuant to this Section 4.1(b) shall be, if the applicable Media Group Special Event is (I) the Media Group Subsidiary Redemption, the date of such exchange,
(II) the Media Group Disposition Dividend or the Media Group Special Dividend, the date of payment of such dividend, (III) the Media Group Disposition Redemption, the date of such redemption or (IV) the Media Group Tender or Exchange Offer, the date such tender offer or exchange offer is consummated. Notwithstanding anything to the contrary contained in this Section 4.1(b), any redemption pursuant to this Section 4.1(b) shall be conditioned upon the actual redemption of Media Stock for shares of common stock of the Media Group Subsidiaries, payment of the Media Group Disposition Dividend or the amount due as a result of the Media Group Disposition Redemption (in each case in the required kind of capital stock, cash, securities and/or other property), payment of the Media Group Special Dividend or the consummation of the Media Group Tender or Exchange Offer, as the case may be.

                  (c) The Corporation shall, on the twentieth anniversary of the Effective Time, at its election either: (i) redeem, out of funds legally available therefor, all of the outstanding shares of this Series at the Redemption Price; (ii) exchange shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for all of the outstanding shares of this Series at the Exchange Rate; or (iii) effect a combination of the options described in the foregoing clauses (i) and
(ii) (in which event each holder of shares of this Series shall receive the same proportion of cash and shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) (except for cash paid in lieu of fractional shares) paid to other holders of shares of this Series).

                  (d) The Corporation shall redeem, out of funds legally available therefore, all of the outstanding shares of this Series at the Redemption Price, if (i) the Corporation converts all of the outstanding shares of Media Stock into shares of Communications Stock (or, if the Communications Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than Media Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization) as provided in Section 2.4 of Article V of the Certificate of Incorporation and (ii) at any time following such conversion (A) an event substantially similar to any Media Group Special Event occurs in respect to the Communications Stock (or such other class or series of common stock) and (B) at the time of such event shares of another class or series of common stock of the Corporation (other then Communications Stock or such other class or series of common stock) are then Publicly Traded. The Redemption Date for, and the conditions to, any such redemption shall be determined in a manner consistent with the Redemption Date and conditions set forth in Section 4.1(b) for a redemption resulting from a substantially similar Media Group Special Event.

                  (e) The Corporation shall be entitled to effect an exchange of shares of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible) for shares of Series D Stock pursuant to Section 4.1(a) or 4.1(c) only to the extent Media Stock (or such other class or series of common stock) shall be available for issuance (including delivery of previously issued shares of Media Stock (or such other class or series) held in the Corporation's treasury on the Redemption Date). The Corporation may, but shall not be required to, in connection with any exchange of shares of this Series pursuant to Section 4.1(a) or 4.1(c), issue a fraction of a share of Media Stock (or such other class or series of common stock into which shares of this Series are then convertible), and if the Corporation shall determine not to issue any such fraction, the Corporation shall make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Media Stock (or such other class or series of common stock) on the last Trading Day prior to the Redemption Date.

                  4.2 In the event that fewer than all of the outstanding shares of this Series are to be redeemed and/or exchanged pursuant to Section 4.1(a), subject to clause (iii) of the third sentence of Section 4.1(a), the aggregate number of shares of this Series held by each holder which will be redeemed and/or exchanged shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

                  4.3 (a) If the Corporation determines to redeem and/or exchange shares of this Series pursuant to Section 4.1(a) or 4.1(c), the Corporation shall, not later than the 15th Trading Day nor earlier than the 60th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed and/or exchanged, setting forth: (1) the Redemption Date; (2) in the case of a redemption or exchange pursuant to Section 4.1(c), that all shares of this Series outstanding on the Redemption Date shall be redeemed and/or exchanged by the Corporation; (3) in the case of a redemption or exchange pursuant to Section 4.1(a), the total number of shares of this Series to be redeemed and/or exchanged and, if fewer than all the shares held by such holder are to be redeemed and/or exchanged, the aggregate number of such shares which will be redeemed and/or exchanged; (4) the Redemption Price and/or the manner in which the Exchange Rate will be calculated prior to the Redemption Date; (5) that, if applicable, the Corporation shall determine on or prior to the second Trading Day preceding the Redemption Date the percentage of such holder's shares to be redeemed and the percentage of such holder's shares to be exchanged; (6) that shares of this Series called for redemption or exchange may be converted at any time prior to the Redemption Date (unless the Corporation (i) shall, in the case of a redemption, default in payment of the Redemption Price or, in the case of an exchange, fail to exchange the shares of this Series for the applicable number of shares of Media Stock or (ii) shall, in the case of a redemption pursuant to Section 4.1(a), exercise its right to rescind such redemption or exchange pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (7) the applicable Conversion Price; (8) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price and/or the Exchange Rate, as the case may be; and (9) that dividends on the shares to be redeemed and/or exchanged will cease to accrue on the Redemption Date. Promptly, following the Redemption Date, the Corporation shall cause notice to be filed with the transfer agent or agents for this Series and to be given to each record holder of the shares to be redeemed and/or exchanged setting forth the percentage of such holder's shares which the Corporation has elected to redeem and the percentage of such holder's shares which the Corporation has elected to exchange.

                  (b) If the Corporation determines to effect a Media Group Subsidiary Redemption, the Corporation shall, not later than the 30th Trading Day and not earlier than the 45th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of the shares of this Series shall be conditioned upon the consummation of the Media Group Subsidiary Redemption; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer

(unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) a statement that all shares of Media Stock outstanding on the date of the Media Group Subsidiary Redemption shall be redeemed in exchange for shares of common stock of the Media Group Subsidiaries; (8) the date of such Media Group Subsidiary Redemption; (9) the Outstanding Media Fraction on the date of such notice; (10) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the Media Group Subsidiaries; (11) a statement to the effect that, subject to Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on the Media Stock shall cease to be paid as of the Redemption Date; (12) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price; and
(13) that a holder of shares of this Series shall be entitled to receive shares of common stock of the Media Group Subsidiaries upon the Media Group Subsidiary Redemption in lieu of the Redemption Price only if such holder converts such shares of this Series on or prior to the Redemption Date.

                  (c) If the Corporation determines to effect a Media Group Disposition Dividend, the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition by the Corporation of all or substantially all of the properties and assets attributed to the Media Group, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below);
(2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of the shares of this Series shall be conditioned upon the payment of the Media Group Disposition Dividend; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) the record date for determining holders of Media Stock entitled to receive the Media Group Disposition Dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition; (8) the anticipated date of payment of the Media Group Disposition Dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition); (9) the type of property to be paid as such dividend in respect of the outstanding shares of Media Stock; (10) the Net Proceeds of such Disposition; (11) the Outstanding Media Fraction on the date of such notice; (12) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (13) that a holder of shares of this Series shall be entitled to receive such dividend in lieu of the Redemption Price only if such holder properly converts such shares on or prior to the record date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such record date.

                  (d) If the Corporation determines to effect a Media Group Disposition Redemption following a Disposition of all (not merely substantially all) of the properties and assets attributed to the Media Group (in accordance with Section 2.4.1(A)(1)(b)(i) of Article V of the Certificate of Incorporation), the Corporation shall, not later than the 35th Trading Day and not earlier than the 45th Trading Day prior to the Redemption Date, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation;
(3) the Redemption Price; (4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Disposition Redemption;
(5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) that all shares of Media Stock outstanding on the date of such Media Group Disposition Redemption shall be redeemed; (8) the date of such Media Group Disposition Redemption (which shall not be more than 85 Trading Days following the consummation of such Disposition); (9) the type of property in which the redemption price for the shares of Media Stock to be redeemed is to be paid; (10) the Net Proceeds of such Disposition; (11) the Outstanding Media Fraction on the date of such notice; (12) the place or places where certificates for shares of Media Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property; (13) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; (14) that a holder of shares of this Series shall be entitled to participate in the Media Group Disposition Redemption in lieu of participating in the redemption of the shares of this Series only if such holder properly converts such shares of this Series on or prior to the Redemption Date; and (15) that, except as otherwise provided by Section 2.4.5(I) of Article V of the Certificate of Incorporation, dividends on shares of Media Stock shall cease to be paid as of the Redemption Date.

                  (e) If the Corporation determines to effect a Media Group Disposition Redemption following a Disposition of substantially all (but not all) of the properties and assets attributed to the Media Group (in accordance with Section 2.4.1(A)(1)(b)(ii) of Article V of the Certificate of Incorporation), the Corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause notice to be filed with the transfer agent or agents for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation;
(3) the Redemption Price;

(4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Disposition Redemption; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition on which shares of Media Stock shall be selected for redemption pursuant to such Media Group Disposition Redemption; (8) the anticipated date of such Media Group Disposition Redemption (which shall not be more than 85 Trading Days following the consummation of such Disposition);
(9) the type of property in which the redemption price for the shares of Media Stock to be redeemed is to be paid; (10) the Net Proceeds of such Disposition;
(11) the Outstanding Media Fraction; (12) the number of shares of Media Stock outstanding and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; (13) that a holder of shares of this Series shall be eligible to participate in such selection for redemption pursuant to such Media Group Disposition Redemption in lieu of participating in the redemption of shares of this Series only if such holder properly converts such shares of this Series on or prior to the date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such date; and (14) a statement that the Corporation will not be required to register a transfer of any shares of Media Stock for a period of 15 Trading Days next preceding the date referred to in clause (7) of this sentence.

                  (f) If the Corporation determines to effect a Media Group Special Dividend, the Corporation shall, not later than the 45th Trading Day and not earlier than the 60th Trading day prior to the date of payment of such dividend, cause notice to be filed with transfer agent or agent for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (8) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price;
(4) that the redemption of the shares of this Series shall be conditioned upon the payment of the Media Group Special Dividend; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) the record date for determining holders of Media Stock entitled to receive the Media Group Special Dividend, which shall be not earlier than the 20th Trading Day prior to the date of payment of such dividend; (8) the anticipated date of payment of the Media Group Special Dividend; (9) the type of property to be paid as such dividend in respect of the outstanding shares of Media Stock; (10) the Outstanding Media Fraction on the date of such notice; (11) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (12) that a holder of shares of this Series shall be entitled to receive such dividend in lieu of the Redemption Price only if such holder properly converts such shares on or prior to the record date referred to in clause (7) of this sentence and that shares of this Series shall not be convertible after such record date.

                  (g) If the Corporation or any of its subsidiaries determines to effect a Media Group Tender or Exchange Offer, the Corporation shall, on the date of the public announcement of such tender offer or exchange offer by the Corporation or any of its subsidiaries but in any event not later than the 35th Trading Day prior to such redemption, cause notice to be filed with the transfer agent or agent for this Series and given to each record holder of shares of this Series, setting forth: (1) the anticipated Redemption Date (which, pursuant to the penultimate sentence of Section 4.1(b), shall be the same as the date specified in clause (7) below); (2) that all shares of this Series outstanding on the Redemption Date shall be redeemed by the Corporation; (3) the Redemption Price; (4) that the redemption of shares of this Series shall be conditioned upon the consummation of the Media Group Tender or Exchange

Offer; (5) the place or places where certificates for shares of this Series, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for payment of the Redemption Price; (6) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (7) the anticipated date of consummation of such Media Group Tender or Exchange Offer; (8) the type of consideration to be paid by the Corporation or its subsidiary in such Media Group Tender Offer or Exchange Offer for shares of Media Stock; (9) the date on which such Media Group Tender or Exchange Offer commenced, the date on which such Media Group Tender or Exchange Offer is scheduled to expire unless extended and any other material terms thereof (or the material terms of any amendment thereto); (10) the Outstanding Media Fraction on the date of such notice; (11) the number of outstanding shares of Media Stock and the number of shares of Media Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, including the number of outstanding shares of this Series and the Conversion Price in effect at such time; and (12) that a holder of shares of this Series shall be entitled to participate in the Media Group Tender or Exchange Offer in lieu of participating in the redemption of the shares of this Series only if such holder properly converts such shares of this Series on or prior to the Redemption Date and then complies with the terms and conditions of the Media Group Tender or Exchange Offer and that such holder shall be permitted to tender or exchange shares of Media Stock upon conversion of shares of this Series by notice of guaranteed delivery so long as physical certificates are tendered as soon as practicable after physical receipt thereof.

                  (h) In the event the Corporation shall redeem shares of this Series pursuant to Section 4.1(d), notice of such redemption shall be given by the Corporation at a time, and such notice shall contain information, comparable to the time or information, as the case may be, specified in Sections 4.3(b) through (g) with respect to a notice of a redemption pursuant to Section 4.1(b) resulting from a substantially similar Media Group Special Event.

                  4.4 If notice of redemption or exchange shall have been given by the Corporation as provided in Section 4.3, from and after the Redemption Date, dividends on the shares of this Series so called for redemption or exchange shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption or exchange (except, in the case of a redemption, the right to receive from the Corporation the Redemption Price without interest and, in the case of an exchange, the right to receive from the Corporation the Exchange Rate without interest) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the Redemption Date), unless (a) the Corporation, in the case of a redemption, defaults in the payment of the Redemption Price and, in the case of an exchange, the Corporation fails to exchange the shares of this Series for the applicable number of shares of Media Stock, (b) in the case of a redemption or exchange pursuant to Section 4.1(a), the Corporation exercises its right to rescind such redemption or exchange pursuant to Section 4.5 or (c) in the case of a redemption pursuant to Section 4.1(b) or 4.1(d), the conditions to such redemption shall not have been satisfied, in which case such rights shall not terminate at the close of business on such date. On or before the Redemption Date, the Corporation shall deposit with a bank or trust company doing business in New York, as paying agent, in the case of a redemption, money sufficient to pay the Redemption Price on the Redemption Date, and in the case of an exchange, certificates representing the shares of Media Stock to be exchanged on the Redemption Date, in trust, with irrevocable instructions that such money or shares be applied to the redemption or exchange of shares of this Series so called for redemption or exchange. Any money or certificates so deposited with any such paying agent which shall not be required for such redemption or exchange because of the exercise of any right of conversion, rescission or otherwise (including if the conditions to a redemption pursuant to Section 4.1(b) or 4.1(d) are not satisfied) shall be returned to the Corporation forthwith. Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates for any shares of this Series to be so redeemed or exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or exchange shall so state), such shares shall be redeemed by the Corporation at the Redemption Price or exchanged by the Corporation at the Exchange Rate, as applicable (unless, in the case of a redemption or exchange pursuant to Section

4.1(a), the Corporation shall have exercised its right to rescind such redemption or exchange pursuant to Section 4.5 or, in the case of a redemption pursuant to Section 4.1(b) or 4.1(d), the conditions to such redemption shall not have been satisfied). In case fewer than all the shares represented by any such certificate are to be redeemed or exchanged, a new certificate shall be issued representing the unredeemed and unexchanged shares (or fractions thereof as provided in Section 7.4), without cost to the holder thereof. Subject to applicable escheat laws, any moneys or shares so set aside by the Corporation and unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption or exchange shall look only to the Corporation for the payment of the Redemption Price or the Exchange Rate, as the case may be, without interest. Any interest accrued on any funds so deposited shall be paid to the Corporation from time to time.

                  4.5 If notice of redemption or exchange pursuant to Section 4.1(a) shall have been given by the Corporation pursuant to Section 4.3(a), in the event that a Redemption Rescission Event shall occur following the date of such notice but at or prior to the Redemption Date, the Corporation may, at its sole option, at any time prior to the earlier of (i) the close of business on that day which is five (5) Trading Days following such Redemption Rescission Event and (ii) the Redemption Date, rescind such redemption or exchange by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The Corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service and Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Corporation shall have no obligation to effect such redemption or exchange or to pay the Redemption Price or Exchange Rate therefor and all rights of holders of shares of this Series shall be restored as if notice of redemption or exchange had not been given. The Corporation shall give notice of any such rescission by first-class mail, postage prepaid, mailed as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading Days following the Rescission Date to each record holder of shares of this Series at the close of business on the

Rescission Date and to any other Person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption or exchange. Each notice of rescission shall (w) state that such redemption or exchange has been rescinded, (x) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of such redemption or exchange was given but on or prior to the later of (I) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption or exchange shall have been made and (II) the date which is three Trading Days following the mailing of the Corporation's notice of rescission, (y) be accompanied by a form prescribed by the Corporation to be used by any Converting Holder rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery in accordance with Section 3.5) and (z) state that such form must be properly completed and received by the Corporation no later than the close of business on a date that shall be fifteen (15) Trading Days following the date of the mailing of such notice of rescission.

            5.    Voting.     The shares of this Series shall have no voting
rights except as required by law or as set forth below.

                  5.1 (a) So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least a majority of the shares of this Series then outstanding
(i) authorize any Senior Stock or reclassify any Junior Stock or Parity Stock as Senior Stock, or (ii) amend, alter or repeal any of the provisions of the Certificate or the Certificate of Incorporation, so as in any such case to materially and adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of this Series; provided, however, that an amendment which effects a split of this Series or which effects a combination of the shares of this Series into a fewer number of Shares shall not be deemed to have any such material adverse effect.

                  (b) No vote or consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of Junior Stock (including any class or series of common stock of the Corporation) or Parity Stock, (iii) the authorization, designation or issuance of additional shares of Series D Stock or (iv) subject to Section 5.1(a), the authorization or issuance of any other shares of Preferred Stock.

                  5.2 (a) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be automatically increased by two and the holders of shares of this Series, together with the holders of any shares of any Parity Stock as to which in each case dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation.

                  (b) Such voting right may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and all dividends payable on the shares of this Series on four subsequent consecutive Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to Section 5.2(a) shall terminate.

                  (c) At any time when such voting right shall have vested in holders of shares of such series of Preferred Stock described in Section 5.2(b), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of either (i) shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of the Series D Stock or (ii) shares representing twenty-five percent (25%) of the voting power of shares of all series of Preferred Stock having such voting right, shall call, a special meeting of the holders of Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5.2(c), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                  (d) At any meeting held for the purpose of electing directors at which the holders of such Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                  (e) Any director elected by holders of Preferred Stock pursuant to the voting right created under this Section 5.2 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5.2(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 5.2(c), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders.

                  (f) In exercising the voting rights set forth in this Section 5.2, each share of this Series shall have a number of votes equal to its Liquidation Value.

            6.    Liquidation Rights.

                  6.1 Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment of distribution shall be made on, Junior Stock, the Liquidation Value in effect at such time, plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

                  6.2 The Liquidation Value shall initially be equal to $50 per share of Series D Stock. The Liquidation Value shall be subject to adjustment from time to time to appropriately give effect to any split or combination of the shares of this Series.

                  6.3 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

                  6.4 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                  6.5 In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

            7.    Other Provisions.

                  7.1 All notices from the Corporation to the holders shall be given by first class mail, postage prepaid, to the holders of shares of this Series at their last address as it shall appear on the stock register. With respect to any notice to a holder of Shares of this Series required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                  7.2 All notices and other communications from a holder of shares of this Series shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to Section 7.1): U S WEST, Inc., 7800 East Orchard Road, Englewood, Colorado 80111, Attention: General Counsel.

                  7.3 Any shares of this Series which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series D Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series D Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred

Stock to be created by resolution or resolutions of the Board of Directors.

                  7.4 The shares of this Series shall be issuable in whole shares or in any fraction of a whole share or any integral multiple of such fraction.

                  7.5 The Corporation shall, to the fullest extent permitted by law, be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

                  7.6 All notice periods referred to in the Certificate shall commence on the date of the mailing of the applicable notice.

                  7.7 Subject to applicable law, any determinations made in the exercise of the good faith business judgment of the Board of Directors under any provision of the Certificate shall be final and binding on all stockholders of the Corporation, including the holders of shares of this Series.

                  7.8 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.





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
            IN WITNESS WHEREOF, U S WEST, INC. has caused this certificate to be signed this 15th day of November, 1996.


                                   U S WEST, INC.

                                   By: /s/ Charles M. Lillis
                                      -----------------------------------------
                                      Name:  Charles M. Lillis
                                      Title: Executive Vice President;
                                             President and Chief
                                             Executive Officer of the
                                             U S WEST Media Group




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